Exhibit 2.2

SUPPLEMENTAL INDENTURE

     THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 22, 2005, is supplemental to the Indenture, dated as of June 18, 1996 (as amended through the date hereof, the “Indenture”), among NET SERVIÇOS DE COMUNICAÇÃO S.A, a sociedade anônima organized under the laws of the Federative Republic of Brazil (formerly known as Multicanal Participações S.A., in its own capacity, and as successor to Multimport Comercio a Participação S.A., the “Company”), as issuer, and each of the Guarantors party thereto (each a “Guarantor”, and, collectively, the “Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as successor by merger to Wells Fargo Bank Minnesota, National Association (the “Trustee”), and is entered into by the Company, the Guarantors and the Trustee. Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Indenture (as amended hereby).

     WHEREAS, Securityholders holding not less than a majority in aggregate principal amount of the Outstanding Securities pursuant to Section 9.02 of the Indenture have consented to the amendments set forth herein and to the entry into and execution of this Supplemental Indenture by the Trustee;

     WHEREAS, the Company has delivered to the Trustee a Board Resolution of the Company authorizing the entering into by the Company of this Supplemental Indenture; and

     WHEREAS, each Guarantor has delivered to the Trustee a Board Resolution of such Guarantor authorizing the entering into by such Guarantor of this Supplemental Indenture;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the following conditions and limitations, the Company, the Guarantors and the Trustee hereby agree as follows:

     Section 1. Elimination of Definitions. Each definition set forth in Section 1.01 of the Indenture and any capitalized term that (a) is not used in any provision of the Indenture other than the provisions listed in Sections 2, 3 and 4 hereof (such definitions, collectively, the “Exclusive Definitions”), and/or (b) is not used in any provision of the Indenture other than in the Exclusive Definitions, is hereby deleted in its entirety.

     Section 2. Amendments to Events of Default. Subsections (c), (d), (e), (g), (i), (j) and (k) of Section 5.01 of the Indenture are hereby deleted in their entirety, and the

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phrase “[Intentionally Omitted]” is inserted in substitution therefor, and all references to such subsections are deleted in their entirety.

     Section 3. Amendment to Provisions on Merger, Consolidation, Etc.

     (a) Section 8.01(a) of the Indenture is hereby amended as follows:

     (i) clause (i) is deleted in its entirety and the following is inserted in substitution therefor:

     “(i) the Company shall be the continuing person or the resulting, surviving or transferee person (in either case, the “surviving entity”) shall be a company organized and validly existing under the laws of the Federative Republic of Brazil or any State or political subdivision thereof or of the United States of America or any State or political subdivision thereof;”

     (ii) clauses (iii) and (iv) thereof are deleted in their entirety, and the phrase “[Intentionally Omitted]” is inserted in substitution therefor, and all references to such clauses are deleted in their entirety.

     (b) Section 8.01(b) of the Indenture is hereby amended be deleting clauses (ii) and (iii) thereof in their entirety, inserting in substitution therefor the phrase “[Intentionally Omitted]”, and deleting, in their entirety, all references to such clauses in their entirety.

     Section 4. Amendment to Covenants. Sections 10.04, 10.05, 10.06, 10.07, 10.10, 10.12, 10.13, 10.14, 10.16, 10.17, 10.18, 10.19, 10.20 and 10.21 of the Indenture are hereby deleted in their entirety and the phrase “[Intentionally Omitted]” is inserted in substitution therefor, and all references to such Sections are deleted in their entirety.

     Section 5. Amendments to Form of Reverse of Security. Section 2.03(a) of the Indenture is hereby amended by deleting, in their entirety, clauses (c), (d), (e), (g) and (i) of paragraph 7 thereof, inserting in substitution therefor the phrase “[Intentionally Omitted]”, and deleting, in their entirety, all references to such clauses.

     Section 6. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed by the parties hereto and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Security heretofore or hereafter authenticated and delivered shall be bound hereby.

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     Section 7. Trustee Makes No Representation. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     Section 8. Separability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 10. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     Section 11. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT THAT MATTERS RELATING TO THE AUTHORIZATION BY THE COMPANY OR ANY GUARANTORS OF THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE APPLICABLE LAWS OF THE FEDERATIVE REPUBLIC OF BRAZIL OR OTHER JURISDICTION OF ITS ORGANIZATION. THE TRUSTEE, THE COMPANY, ANY GUARANTOR, ANY OTHER OBLIGOR IN RESPECT OF THE SECURITIES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

     Section 12. Effectiveness of this Supplemental Indenture. The provisions of this Supplemental Indenture shall take effect on the date as of which (a) Securityholders holding not less than a majority in aggregate principal amount of the Outstanding Securities have consented to the amendments set forth herein and (b) this Supplemental Indenture shall have been executed by all of the parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

NET SERVIÇOS DE COMUNICAÇÃO S.A.
By:	/s/Leonardo Porciuncula Gomes Pereira
Name: Leonardo Porciuncula Gomes Pereira
By:	/s/André Müller Borges
Name: André Müller Borges

CMA PARTICIPAÇÕES S.A.
By:	/s/Leonardo Porciuncula Gomes Pereira
Name: Leonardo Porciuncula Gomes Pereira
By:	/s/André Müller Borges
Name: André Müller Borges

MULTICANAL TELECOMUNICAÇÕES S.A
By:	/s/Leonardo Porciuncula Gomes Pereira
Name: Leonardo Porciuncula Gomes Pereira
By:	/s/André Müller Borges
Name: André Müller Borges

NET SÃO PAULO LTDA.
By:	/s/Leonardo Porciuncula Gomes Pereira
Name: Leonardo Porciuncula Gomes Pereira
By:	/s/André Müller Borges
Name: André Müller Borges

NET BAURÚ LTDA.
By:	/s/Leonardo Porciuncula Gomes Pereira
Name: Leonardo Porciuncula Gomes Pereira
By:	/s/André Müller Borges
Name: André Müller Borges

NET RIBEIRÃO PRETO S.A.
By:	/s/Leonardo Porciuncula Gomes Pereira
Name: Leonardo Porciuncula Gomes Pereira
By:	/s/André Müller Borges
Name: André Müller Borges

NET SÃO JOSÉ DO RIO PRETO LTDA.
By:	/s/Leonardo Porciuncula Gomes Pereira
Name: Leonardo Porciuncula Gomes Pereira
By:	/s/André Müller Borges
Name: André Müller Borges

NET SOROCABA LTDA.
By:	/s/Leonardo Porciuncula Gomes Pereira
Name: Leonardo Porciuncula Gomes Pereira
By:	/s/André Müller Borges
Name: André Müller Borges

NET CAMPO GRANDE LTDA.
By:	/s/Leonardo Porciuncula Gomes Pereira
Name: Leonardo Porciuncula Gomes Pereira
By:	/s/André Müller Borges
Name: André Müller Borges

NET GOIÂNIA LTDA.
By:	/s/Leonardo Porciuncula Gomes Pereira
Name: Leonardo Porciuncula Gomes Pereira
By:	/s/André Müller Borges
Name: André Müller Borges

REYC COMÉRCIO E PARTICIPAÇÕES LTDA.
By:	/s/Leonardo Porciuncula Gomes Pereira
Name: Leonardo Porciuncula Gomes Pereira
By:	/s/André Müller Borges
Name: André Müller Borges

DABNY, L.L.C.
By:	/s/Leonardo Porciuncula Gomes Pereira
Name: Leonardo Porciuncula Gomes Pereira
By:	/s/André Müller Borges
Name: André Müller Borges

JONQUIL VENTURES LIMITED
By:	/s/Leonardo Porciuncula Gomes Pereira
Name: Leonardo Porciuncula Gomes Pereira
By:	/s/André Müller Borges
Name: André Müller Borges

WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor by merger to Wells Fargo Bank Minnesota, National Association, as Trustee

By:	/s/Thomas M. Korsman
Name: Thomas M. Korsman Title: Vice President
By:	/s/Jeffery Rose
Name: Jeffery Rose Title: Corporate Trust Officer